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                                                                    EXHIBIT 99.3


                           CONSENT OF HOWARD SHAPIRO


          The undersigned hereby consents to being named in the Registration Statement on Form S-1 of Scottish Life Holdings, Ltd., a Cayman Islands company (the "Company"), filed with the Securities and Exchange Commission on June 19, 1998 (the "Registration Statement"), and in any amendments or supplements thereto (including post-effective amendments), as a person about to become a director of the Company, as set forth in the Registration Statement under the caption "Management--Executive Officers and Directors."


                                    /s/ Howard Shapiro
                                    -------------------------------------
                                    Howard Shapiro